August 27, 2002



The Bank of New York
One Wall Street
New York, NY  10286

Re:      JOHN HANCOCK PREFERRED INCOME FUND


Dear Sirs:

         John Hancock Preferred Income Fund (the "Fund"), a Massachusetts business trust, hereby notifies The Bank of New York (the "Bank") that the Fund desires to place and maintain the Fund's securities and cash in the custody of the Bank pursuant to the Custody Agreement, Foreign Custody Manager Agreement, and Fund Accounting Agreement, effective August 27, 2002.

         If the Bank agrees to provide such services, please sign below and return a signed original of this letter to the undersigned.


THE BANK OF NEW YORK                JOHN HANCOCK PREFERRED INCOME FUND



By:                               By:
   ----------------------------      -----------------------------------------
     Name:                             Name:    Maureen R. Ford
     Title:                            Title:   Chairman, President, and CEO



Attest:                           Attest:
       ------------------------         -------------------------------------


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